EXHIBIT 21

DEERE & COMPANY

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

As of November 2, 2025

Subsidiary companies of Deere & Company are listed below.

Direct and Indirect Wholly Owned Subsidiaries	Organized under the laws of
Subsidiaries included in consolidated financial statements *

Deere Capital, Inc. Deere Credit, Inc. Deere Credit Services, Inc. Deere Receivables LLC FPC Receivables, Inc.	Nevada Delaware Delaware Nevada Nevada
Hamm AG Industrias John Deere Argentina S.A.	Germany Argentina
John Deere Asia (Singapore) Private Limited John Deere Bank S.A.	Singapore Luxembourg
John Deere Brasil LTDA.	Brazil
John Deere Canada ULC	Canada
John Deere Capital Corporation	Delaware
John Deere Cash Management John Deere (China) Investment Co., Ltd.	Luxembourg China
John Deere Construction & Forestry Company	Delaware
John Deere Financial Inc.	Canada
John Deere Financial India Private Limited	India
John Deere Financial Limited John Deere Financial Mexico, S.A. de C.V. SOFOM, ENR John Deere Financial Services, Inc	Australia Mexico Delaware
John Deere Forestry AB (Sweden)	Sweden
John Deere Forestry Oy John Deere GmbH & Co. KG	Finland Germany
John Deere India Private Limited	India
John Deere Italiana S.r.l. (Italy)	Italy
John Deere Kernersville LLC	Delaware
John Deere Limited	Australia
John Deere Limited	Scotland
John Deere Receivables LLC John Deere, S. de R.L. de C.V.	Nevada Mexico
John Deere Sales Hispanoamérica, S. de R.L. de C.V.	Mexico
John Deere Shared Services LLC	Iowa
John Deere Walldorf GmbH & Co. KG	Germany
John Deere Walldorf International GmbH	Germany Vermont

John Deere Warranty, Inc.
Joseph Vögele Aktiengesellschaft	Germany
Wirtgen America, Inc. Wirtgen Deutschland Vertriebs- und Service GmbH	Tennessee Germany
Wirtgen GmbH	Germany

Affiliated Subsidiaries (50% or less ownership)	Organized under the laws of
Banco John Deere S.A.	Brazil
____________________________

* One hundred seventy-seven consolidated subsidiaries and twenty-five unconsolidated affiliates, whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.